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                                                                    EXHIBIT 3.01

                            ARTICLES OF INCORPORATION

                                       OF

                           NORTHERN POWER CORPORATION

                  --------------------------------------------


                                    ARTICLE I

                                      NAME

         The name of the corporation is:

                           Northern Power Corporation

                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the registered office of the corporation is:

                                414 Nicollet Mall
                          Minneapolis, Minnesota 55401

                                   ARTICLE III

                                AUTHORIZED SHARES

         The aggregate number of shares that the corporation has authority to issue is five million (5,000,000) shares, all of which shall be common stock of the par value of one cent ($.01) per share.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

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         Shareholders shall not have preemptive rights to purchase, subscribe for, or otherwise acquire any new or additional securities (including any options or warrants to acquire shares) of the corporation before the corporation may offer them to other persons.

                                    ARTICLE V

                                CUMULATIVE VOTING

         There shall be no cumulative voting for directors.

                                   ARTICLE VI

                       LIMITATION OF DIRECTORS' LIABILITY

         To the full extent permitted by the Minnesota Business Corporation Act, Chapter 302A of the Minnesota Statutes, as the same exists on the effective date of these Articles of Incorporation or as it subsequently may be amended, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE VI shall be prospective only and shall not adversely affect any limitation of the personal liability of a director for, or with respect to, any acts or omissions of such director occurring prior to the effective date of such repeal or modification.

                                  ARTICLE VII

                             WRITTEN ACTION BY BOARD

         Any action required or permitted to be taken by the Board of Directors of this corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present,




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except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the Board of Directors.

                                  ARTICLE VIII

                                  INCORPORATOR

         The name and address of the incorporator is:

                                 Amy E. Erskine
                                 2400 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402


Dated: March 8, 2000



                                      ------------------------------------------
                                      Amy E. Erskine, the sole incorporator of Northern Power Corporation


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                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                           NORTHERN POWER CORPORATION
                            (A MINNESOTA CORPORATION)


         The undersigned, the Vice President and Chief Financial Officer of NORTHERN POWER CORPORATION, a corporation organized under the laws of the State of Minnesota (the "Company"), for the purposes of amending the Company's Articles of Incorporation under the provisions of Minnesota Statutes Section 302A.135, hereby states that:

         FIRST:   The name of the Company is Northern Power Corporation.

         SECOND: Article I of the Company's Articles of Incorporation is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation is:

                          Northern States Power Company

         THIRD: This amendment has been approved pursuant to Minnesota Statutes Chapter 302A.

         I certify that I am authorized to execute this amendment, and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                NORTHERN POWER CORPORATION

Dated:  August 21, 2000         By:
                                    --------------------------------------------

                                Its:  VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                                     -------------------------------------------


Name and telephone number of contact person:  CATHY CLEVELAND
                                            ------------------------------------
                                              (612) 337-2151
                                            ------------------------------------


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                                 WRITTEN CONSENT
                           OF THE SOLE SHAREHOLDER OF
                           NORTHERN POWER CORPORATION

         The undersigned, constituting the sole shareholder of Northern Power Corporation, a Minnesota corporation (the "Company"), hereby consents to the adoption of the following resolutions in writing, without a meeting, pursuant to Minnesota Statutes Section 302A.441:

         WHEREAS, the undersigned will amend its Articles of Incorporation to change its name to Xcel Energy Inc., to be effective upon the date the merger of New Century Energies, Inc. with and into the undersigned becomes effective; and

         WHEREAS, the Company desires to change its name to Northern States Power Company, to be effective immediately after the Merger and the name change of the undersigned become effective; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to change its name to Northern States Power Company, to be effective immediately after the Merger and the name change of the undersigned become effective, and has recommended that the sole shareholder approve this change.

         RESOLVED, by the Board of Directors of Northern Power Corporation, a Minnesota corporation, that the amendment to the Company's Articles of Incorporation which changes the name of the Company to Northern States Power Company is hereby approved, to be effective immediately after the Merger and the name change of the undersigned become effective.

         RESOLVED FURTHER, that the Vice President and Chief Financial Officer of the Company is hereby authorized to execute the Articles of Amendment evidencing the foregoing resolution and cause such Articles of Amendment to be filed with the Minnesota Secretary of State.

         IN WITNESS WHEREOF, the undersigned has executed this written consent action as of the 21st day of August, 2000.

                          NORTHERN STATES POWER COMPANY

                          By:
                             ---------------------------------------------------
                               Edward J. McIntyre
                               Vice President & Chief Financial Officer
                          Constituting the sole shareholder of Northern
                          Power Corporation


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